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EXHIBIT 22 - PARENT AND SUBSIDIARIES OF THE REGISTRANT

     The Company has no parent. The following were subsidiaries of the Company as of December 31, 1994.

                                                                  Percentage of
                                                                     Voting
                                             Jurisdiction          Securities
                                                  of                Owned By
               Name                          Organization       Immediate Parent
- --------------------------------------------------------------------------------
Bemis Company, Inc. (the "Registrant")
  Bemis Maral, S.A.                           Mexico                   49%
  Bemis Export Co., Ltd.                      Jamaica                  80%
  Bemis Canada Limited                        Canada                  100%
  Curwood , Inc.                              Delaware                100%
     Curwood Packaging (Canada) Limited       Canada                  100%
  Hayssen Manufacturing Company               Delaware                100%
     Hayssen Europa Limited                   United Kingdom          100%
     Hayssen Europa G.m.b.H.                  Germany                 100%
     Hayssen Europa S.p.A.                    Italy                   100%
     Hayssen Mexico S.A. de C.V.              Mexico                  100%
  MacKay Gravure Systems, Inc.                Kentucky                100%
  Mankato Corporation                         Delaware                100%
  Master Palletizer Systems, Inc.             Colorado                100%
  Milprint, Inc.                              Wisconsin               100%

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                                                                  Percentage of
                                                                     Voting
                                             Jurisdiction          Securities
                                                  of                Owned By
               Name                          Organization       Immediate Parent
- --------------------------------------------------------------------------------

  Morgan Adhesives Company                    Ohio                   86.9%
        MACtac Europe, S.A.                   Belgium                 100%
        Bemis Coordination Center, S.A.       Belgium                 100%
        MACtac Deutschland, G.m.b.H.          Germany                 100%
        MACtac France, S.a.r.L.               France                  100%
     MACtac Scandinavia, A.B.                 Sweden                  100%
     MACtac Canada Ltd/Ltee                   Canada                  100%
     MACtac U.K. Limited                      United Kingdom          100%
     MACtac, A.G.                             Switzerland             100%
     MACtac Mexico, S.A.                      Mexico                   49%
     Accraply, Inc.                           Ohio                    100%
     MACtac, Inc.                             Ohio                    100%
     Bemis Export Co., Ltd.                   Jamaica                  20%
  Pervel Industries, Inc.                     Delaware                100%